KPMG Peat Marwick LLP
4200 Norwest Center
90 South Seventh Street
Minneapolis, MN  55402


Independent Auditors' Report on
Internal Accounting Control

The Board of Directors and
Shareholders
IDS Special Tax-Exempt Series Trust,
Inc.:

In planning and performing our audit
of the financial statements of IDS
Minnesota Tax-Exempt Fund, IDS New
York Tax-Exempt Fund, IDS
Massachusetts Tax-Exempt Fund, IDS
Michigan Tax-Exempt Fund, IDS Ohio Tax-
Exempt Fund, and IDS Insured Tax-
Exempt Fund (funds within IDS Special
Tax-Exempt Series Trust), for the year
ended June 30, 1997, we considered
their internal control structure,
including procedures for safeguarding
securities, in order to determine our
auditing procedures for the purpose of
expressing our opinion on the
financial statements and to comply
with the requirements of Form NSAR,
not to provide assurance on the
internal control structure.

The management of IDS Special Tax-
Exempt Series Trust is responsible for
establishing and maintaining a system
of internal accounting control.  In
fulfilling this responsibility,
estimates and judgments by management
are required to assess the expected
benefits and related costs of internal
control structure policies and
procedures. Two of the objectives of
an internal control structure are to
provide management with reasonable,
but not absolute, assurance that
assets are safeguarded against loss
from unauthorized use or disposition
and that transactions are executed in
accordance with management's
authorization and recorded properly to
permit the preparation of financial
statements in conformity with
generally accepted accounting
principles.

Because of inherent limitations in any
internal control structure, errors or
irregularities may occur and not be
detected. Also, projection of any
evaluation of the structure to future
periods is subject to the risk that it
may become inadequate because of
changes in conditions or that the
effectiveness of the design and
operation may deteriorate.

Our consideration of the internal
control structure would not
necessarily disclose all matters in
the internal control structure that
might be material weaknesses under
standards established by the American
Institute of Certified Public
Accountants. A material weakness is a
condition in which the design or
operation of the specific internal
control structure elements does not
reduce to a relatively low level the
risk that errors or irregularities in
amounts that would be material in
relation to the financial statements
being audited may occur and not be
detected within a timely period by
employees in the normal course of
performing their assigned functions.
However, we noted no matters involving
the internal control structure,
including procedures for safeguarding
securities, that we consider to be a
material weakness as defined above as
of June 30, 1997.

This report is intended solely for the
information and use of management and
the Securities and Exchange
Commission.


KPMG Peat Marwick LLP


Minneapolis, Minnesota
August 1, 1997